Silberstein Ungar, PLLC

CPAs and Business Advisors
phone (248) 203-0080
fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025
www.sucpas.com

April 15, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC  20549

Re:    Diversified Restaurant Holdings, Inc.

We have read the statements that we understand Diversified Restaurant Holdings, Inc. will include in Item 4.01 of the Form 8-K report it will file regarding the recent change of certifying accountant.  We agree with such statements made regarding our firm in Item 4.01 of the Form 8-K.

Sincerely,

/s/ Silberstein Ungar, PLLC
Silberstein Ungar, PLLC